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                                                                 EXHIBIT 10.5(B)

                         AMENDMENT TO SERVICE AGREEMENT


     This Amendment to Service Agreement (this "Amendment") is made as of the 8th day of July, 1998 by and between ELEMIS LIMITED, a United Kingdom company (the "Company"), and Sean C. Harrington ("Employee").


                                   WITNESSETH:

     WHEREAS, the Company and Employee entered into a Service Agreement dated September 18, 1996, as amended by amendment dated March 25, 1997 (the "Service Agreement"); and

     WHEREAS, the Company and Employee desire to further amend the Service Agreement as provided below.

     NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

            1.    COMPENSATION.

                  (a) BASE SALARY. Clause 5(a) of the Service Agreement is hereby amended to delete "(pound)52,500.00" on the third line thereof and replace it with "(pound)83,602.00."

                  (b)   BONUS.   Clause  5(b)  of   the  Service  Agreement   is
hereby deleted in its entirety and replaced with the following:

      (b) Subject to the conditions described below, with respect to each Period (as defined below) and financial year ("Year") during the term hereof, Employee shall be entitled to receive additional cash compensation as described in this Section 5(b) (the "Bonus") based on a budget of the Company, including budgets for each Period (as defined below) within such Year, which budgets include estimates of the net income before taxes of the Company (the "Budgeted NIBT") for each such Period and for such Year and which budgets shall have been approved by the Compensation Committee of the Board of Directors (the "Committee") of Steiner Leisure Limited, the Company's parent company ("SLL"). At the end of the first Period, if the Company shall have met or exceeded the Budgeted NIBT for such date, Employee shall be entitled to receive an amount equal to 0.25 times the Base Salary then in effect for the Year in question; PROVIDED, HOWEVER, that the amount described in this sentence shall not exceed two and one-half percent (2.5%) of the budgeted net income before taxes of SLL for such Period as set forth in the budget for SLL approved by the Committee (the "SLL Budgeted NIBT"). At the end of the second Period, if the Company shall have met or exceeded the Budgeted NIBT for such date (cumulatively for the Year to date, and not solely for the second Period - "cumulatively" in this sentence), Employee shall be entitled to receive an amount equal to 0.50 times the Base Salary then in effect for the Year in question, less the amount paid pursuant to the prior sentence; PROVIDED, HOWEVER, that the amount described in this sentence shall not exceed two and one-half percent (2.5%) of the SLL Budgeted NIBT for such Period. At the end of the third Period, if the Company shall have met or exceeded the Budgeted NIBT for such date (cumulatively for the Year to date, and not solely for the third Period - "cumulatively" in this sentence), Employee shall be entitled to receive an amount equal to 0.75 times the Base Salary then in effect for the Year in question, less the amounts paid pursuant to each of the prior two sentences; PROVIDED, HOWEVER, that the amount described in this sentence shall not exceed two and one-half percent (2.5%) of the SLL Budgeted NIBT for such Period. Any amount which the Employee is entitled to receive pursuant to the preceding three sentences shall be payable one-half within sixty (60) days after the end of the Period in question and one-half within sixty (60) days after the end of the Year in question. At the end of the fourth Period, if the Company shall have met or exceeded the SLL Budgeted NIBT for such date (cumulatively for the Year to date, and not solely for the fourth Period - "cumulatively" in this sentence), Employee shall be entitled to receive, within sixty (60) days after the end of such Period, an amount equal to the Base Salary then in effect for the Year in question, less the amounts paid pursuant to the second, third and fourth sentences of this clause 5(b) ; PROVIDED, HOWEVER, that the amount described in this sentence shall not exceed two and one-half percent (2.5%) of the SLL Budgeted NIBT for such Period. Notwithstanding the foregoing, however, (i) no excess over budget, or shortfall under budget of revenues of the Company from sales to Steiner Transocean Limited or any costs related thereto shall be deemed to increase or decrease, as the case may be, other budgeted items of revenue or expense for purposes of determining the Budgeted NIBT and (ii) if the Company fails to meet the Budgeted NIBT for a Period as a result of expenses incurred by the Company solely due to modification(s) in the operating structure of the Company resulting from compliance with tax-related advice from outside consultants to the Company, the Budgeted NIBT shall, nonetheless, be deemed to have been met for such Period. Employee shall only be entitled to receive a Bonus payment with respect to a Period if he is employed hereunder on the last day of such Period. For purposes of this Clause 5(b), "Period" shall mean each of the four fiscal quarters of the Company during each Year hereunder.

            2.    ANNUAL  SALARY  REVIEW.  Clause 6 of the Service  Agreement is
hereby  amended  by  deleting  "Board"   and   replacing  it with  "Compensation
Committee of the Board of Directors of SLL."

            3. EFFECTIVE DATE. The effective date of the amendments to the Service Agreement contained in this Amendment shall be January 1, 1998.

            4. NO OTHER AMENDMENT. Except as set forth in this Amendment, all provisions of the Service Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                        ELEMIS LIMITED



/S/ SEAN C. HARRINGTON                  By: /S/ CLIVE E. WARSHAW
------------------------------             -----------------------------------
Sean C. Harrington                      Clive E. Warshaw,
                                        Chairman of the Board and
                                        Chief Executive Officer of
                                        STEINER LEISURE LIMITED,
                                        Duly authorized to sign